Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Wholly Owned Subsidiaries:

•	Movie-Forward Ltd. (incorporated in the British Virgin Islands)

•	Charm Hong Kong Limited (incorporated in Hong Kong)

•	Nanning Jetlong Technology Co., Ltd. (incorporated in the PRC)

•	Media Talent International Limited (incorporated in the British Virgin Islands)

•	O’Master Communications (Hong Kong) Ltd. (incorporated in Hong Kong)

•	Charm Media Co., Ltd. (incorporated in the PRC)

•	Shang Xing Media Co., Ltd. (incorporated in the PRC)

•	Media Port Holdings Limited (incorporated in the British Virgin Islands)

•	Best Ranking Limited (incorporated in the British Virgin Islands)

•	Charm New Media (Hong Kong) Ltd. (incorporated in Hong Kong)

•	Charm Future Media (Hong Kong) Ltd. (incorporated in Hong Kong)

•	Charm Electronic Media (Hong Kong) Ltd. (incorporated in Hong Kong)

•	Charm Digital Media (Hong Kong) Ltd. (incorporated in Hong Kong)

Partially Owned Subsidiaries:

•	Posterscope (Hong Kong) Ltd. (incorporated in Hong Kong)

•	Beijing Vizeum Advertising Co., Ltd. (incorporated in the PRC)

•	CharmClick Inc. (incorporated in Cayman Islands)

•	Neudior Corporation Limited (incorporated in Hong Kong)

Variable interest entities, each of which is incorporated in the PRC:

•	Shidai Charm Advertising Co., Ltd.

•	Qinghai Charm Advertising Co., Ltd.

•	Beijing Charm Culture Co., Ltd.